UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 24, 2022, Horizon Bancorp, Inc. (the “Company”) announced that its Board of Directors approved an increase in the Company’s quarterly cash dividend from $0.15 to $0.16 per share, payable on July 22, 2022, to common stockholders of record as of July 8, 2022. Additional information about the dividend increase is included in the press release attached as Exhibit 99.1 to this Current Report on Form 8–K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
99.1	Press release issued on June 24, 2022	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 24, 2022	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer

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